EXHIBIT 4.8

                                        CONSENT AND REAFFIRMATION AGREEMENT


                                                   July 31, 1998


The Chase Manhattan Bank,
    as Administrative Agent
270 Park Avenue
New York, New York  10017

                  Re:      The Interlake Corporation

Ladies and Gentlemen:

         Reference is made to:

                  (i) that certain Third Amended and Restated Credit Agreement of even date herewith among the Borrower, the Banks parties thereto, The Chase Manhattan Bank, as Administrative Agent, and The First National Bank of Chicago, as Documentation Agent (the "Third Amended Credit Agreement"; terms capitalized and not otherwise defined herein shall be defined as they are defined in the Third Amended Credit Agreement);

                  (ii) that certain Amended and Restated Security Agreement dated as of September 27, 1989 and amended and restated as of August 17, 1992, between the Borrower and Chemical Bank (now known as The Chase Manhattan Bank), as Collateral Agent (as amended through the date hereof, the "Borrower Security Agreement");

                  (iii) that certain Amended and Restated Subsidiary U.S. Security Agreement dated as of September 27, 1989 and amended and restated as of August 17, 1992, executed by the Subsidiaries of the Borrower parties thereto and Chemical Bank (now known as The Chase Manhattan Bank), as Collateral Agent (as amended and modified through the date hereof, the "Subsidiary Security Agreement");

                  (iv) that certain Subsidiary Guaranty dated as of September 27, 1989, executed by the Subsidiaries of the Borrower parties thereto (as amended and modified through the date hereof, the "Subsidiary Guaranty");

                  (v) that certain Company Pledge Agreement dated as of September 27, 1989, executed by the Borrower in favor of Chemical Bank, now known as The Chase Manhattan Bank, as Collateral Agent (as amended and modified through the date hereof, the "Company Pledge Agreement");

                  (vi) that certain Subsidiary U.S. Pledge Agreement dated as of September 27, 1989, executed by the Subsidiaries of the Borrower parties thereto in favor of Chemical Bank, now known as The Chase Manhattan Bank, as Collateral Agent (as amended and modified through the date hereof, the "Subsidiary Pledge Agreement"); and









                  (vii) that certain Subsidiary Assumption Agreement dated as of July 29, 1997, executed by Interlake Material Handling, Inc., a Delaware corporation.

         Each of the undersigned:

         (a)      consents to the Third Amended Credit Agreement;

         (b) confirms and agrees that the Third Amended Credit Agreement constitutes the "Amended and Restated Credit Agreement" under and as defined in the Borrower Security Agreement and the Subsidiary Security Agreement;

         (c) confirms and agrees that the Third Amended Credit Agreement constitutes the "Credit Agreement" under and as defined in the Company Pledge Agreement, the Subsidiary Pledge Agreement and the Subsidiary Guaranty, and that all of the Obligations constitute "Obligations" under and as defined in the Subsidiary Guaranty, the Borrower Security Agreement, the Subsidiary Security Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement; and

         (d) reaffirms its obligations under each of the Credit Documents to which it is a party, including, without limitation, the Borrower Security Agreement, the Subsidiary Security


                                   [remainder of page intentionally left blank]







 Agreement,   the  Subsidiary  Guaranty,  the  Company  Pledge  Agreement,   the
Subsidiary Pledge Agreement, all of which Credit Documents remain in full force and effect and are hereby ratified and confirmed.


THE INTERLAKE CORPORATION


By:/s/Stephen Gregory
Name:  Stephen Gregory
Title:  Vice President


CHEM-TRONICS, INC.
GARY STEEL SUPPLY COMPANY
INTERLAKE ARD CORPORATION
THE INTERLAKE COMPANIES, INC.
INTERLAKE MATERIAL HANDLING, INC.
CONCO-TELLUS, INC.
INTERLAKE AUSTRALIAN MINING
     VENTURES, INC.


By: /s/Stephen R. Smith
Name:  Stephen R. Smith
Title:  Vice President


INTERLAKE DRC LIMITED


By: /s/Stephen Gregory
Name:  Stephen Gregory
Title:  Vice President